EXHIBIT 7(a)

                   CONSENT OF INDEPENDENT AUDITORS - KPMG LLP





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                          INDEPENDENT AUDITORS' CONSENT



The Shareholder and Board of Directors of
ING Life Insurance and Annuity Company:

We consent to the use of our report included herein.




                                                           /s/ KPMG LLP




Hartford, Connecticut
April 29, 2003